Exhibit 99.1

Shengkai Innovations, Inc. Retains Grayling as Strategic Investor Relations Consultants

TIANJIN, China, December 1, 2010 -- Shengkai Innovations, Inc. (NASDAQ: VALV), a leading ceramic valve manufacturer in the People's Republic of China (the "PRC"), today announced that it has retained Grayling, the second largest independent global public relations, investor relations, public affairs and events company in the world, to develop and implement a comprehensive financial communications program to strategically raise awareness of the Company’s rapidly developing business and financial results among existing and potential investors and the financial media.

Mr. Chen Wang, Chairman and Chief Executive Officer of Shengkai Innovations, commented, “We selected Grayling due to their extensive experience and track record of increasing shareholder value for clients in the energy and utility industries. With their deep understanding of the Chinese marketplace, Grayling will help us create greater awareness of our competitive advantages and strong growth prospects as the Chinese economy continues to progress. We believe they are best suited to guide our investor relations process."

Grayling, a subsidiary of Huntsworth plc (LSE: HNT), is headquartered in London, and it has merged with sister companies Trimedia and Mmd to create a new global Investor Relations, Public Relations, Public Affairs and Events consultancy. The new company has a global footprint with offices in 70 locations in 40 countries across Europe, the US, the Middle East and Asia Pacific.  Grayling is the second largest independent public relations firm in the world. www.grayling.com.

About Shengkai Innovations, Inc.

Shengkai Innovations is engaged in the design, manufacture and sale of ceramic valves, high-tech ceramic materials and the provision of technical consultation and related services. The Company's industrial valve products are used by companies in the electric power, petrochemical, metallurgy, and environmental protection industries as high-performance, more durable alternatives to traditional metal valves. The Company was founded in 1994 and is headquartered in Tianjin, the PRC.

The Company is one of the few ceramic valve manufacturers in the world with research and development, engineering, and production capacity for structural ceramics and is the only valve manufacturer in China that is able to produce large-sized ceramic valves with calibers of 6" or more. The Company's product portfolio includes a broad range of valves that are sold throughout the PRC, to Europe, North America, United Arab Emirates, and other countries in the Asia-Pacific region. The Company has over 400 customers, and is the only ceramic valve supplier qualified to supply SINOPEC. The Company also became a member of the PetroChina supply network in 2006.

Safe Harbor Statements

Under the Private Securities Litigation Reform Act of 1995: Any statements set forth above that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such factors include, but are not limited to, the effect of political, economic, and market conditions and geopolitical events, legislative and regulatory changes, the Company's ability to expand and upgrade its production capacity, the actions and initiatives of current and potential competitors, and other factors detailed from time to time in the Company's filings with the United States Securities and Exchange Commission and other regulatory authorities. All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. http://www.shengkaiinnovations.com

Contact:

Shiwei Yin
Grayling
Phone: 646-284-9474
Email: shiwei.yin@grayling.com

David Ming He
Chief Financial Officer
Shengkai Innovations, Inc.
Phone: +86-22-5883-8509
Email: ir@shengkai.com
Web:   http://www.shengkaiinnovations.com